SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 19, 1996




                              MEDCATH INCORPORATED
                            (Exact name of registrant
                          as specified in its charter)

       North Carolina               33-85458             56-1635096

(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)           File Number)        Identification No.)




         7621 Little Avenue, Suite 106, Charlotte, North Carolina 28226
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (704) 541-3228







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

Item 5. Other Events

On August 19, 1996, MedCath Incorporated announced that it had formed a venture to construct a new heart hospital in Bakersfield, California. This will be MedCath's fifth heart hospital project. The venture plans to complete the hospital by fall 1998.

On August 26, 1996, MedCath Incorporated announced that collections and accounts receivable performance had been running ahead of plan at its new McAllen Heart Hospital located in McAllen, Texas. The hospital, which opened on January 18, 1996, had an average of 52 days in patient accounts receivable as of June 30, 1996. This number compares with 1996 industry estimates of 50 days published by the Center for Healthcare Industry Performance Studies (CHIPS) in its 1995 Almanac of Hospital Financial and Operating Indicators. The McAllen Heart Hospital average of 52 days was comprised of 38 days in Medicare accounts and 76 days in non-Medicare accounts.

On August 28, 1996, MedCath Incorporated announced that it disagreed with several points made in an article which appeared in the Southeastern Edition of The Wall Street Journal on August 28, 1996. The Company also announced that it has entered into agreements with the two cardiology groups that practice at its McAllen Heart Hospital that will further integrate and strengthen the working relationship between the Company and its physician partners. In addition, the Company announced that another cardiologist has acquired an interest in the limited partnership that owns the McAllen Heart Hospital.


Exhibits:

            99.1 - Press  Release  dated  August 19, 1996
            99.2 - Press  Release dated August 26, 1996
            99.3 - Press Release dated August 28, 1996

















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

                                   SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDCATH INCORPORATED



Date:  August 30, 1996          By:         /s/  Daniel L. Belongia
                                          ---------------------------
                                                 Daniel L. Belongia
                                                 Secretary and Chief Financial
                                                 Officer






























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